UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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HILTON WORLDWIDE HOLDINGS INC.
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2021 ANNUAL STOCKHOLDERS MEETING INVESTOR OUTREACH

May 2021

EXECUTIVE SUMMARY

Proactive Response to COVID-19

- As the COVID-19 pandemic created unprecedented challenges for our industry, **Hilton responded quickly and proactively** to protect our people, protect our core business and drive our recovery
- We entered 2020 with **industry-leading market share, a strong balance sheet, and a consistent track record of strong bottom-line results**, which enabled us to navigate 2020 in a way that **resulted in value creation and an all time high stock price**

Aligning Compensation with Go Forward Strategy

- In light of the significant impact of COVID-19 on the hospitality industry, our Compensation Committee made adjustments to the executive compensation program while maintaining our pay-for-performance philosophy
- Our NEOs' compensation is largely delivered in the form of long-term equity; **85% of our CEO's target compensation is delivered in equity**. The Compensation Committee evaluated several options and determined to make adjustments to unvested performance share units ("PSU") awards in order to:
  - Ensure that our go-forward LTI metrics align with our path to recovery
  - Re-establish a future earning opportunity to promote retention that is performance-contingent
  - Recognize Hilton's strong pre-pandemic performance
- The PSU modifications that were made in December 2020 have a meaningful impact on our 2020 Summary Compensation Table disclosure
  - Without the accounting adjustments related to the PSU modifications, **our CEO's total 2020 pay would be $20.1M, a 6% decrease from 2019**

Track Record of Outperformance

- Hilton has a strong track record of creating significant value for stockholders; our **TSR is up 163.2% on a 5-year basis** – translating to **~$20 billion in stockholder value creation**
- We consistently **outperformed our peer group on a 1-, 3- and 5-year basis**

HILTON OVERVIEW

Hilton

With ~6,500 properties & ~1,019,000 rooms in 119 countries and territories, Hilton is one of the world's largest and most diversified hotel companies

Hilton's scale, global presence and leading brands at multiple price points drive a network effect delivering industry-leading performance

- A **fee-based, capital efficient, and highly resilient** business model with tremendous growth potential, resulting in opportunities for our Team Members and **premium returns for our hotel owners and shareholders**
- Award-winning brands that serve guests for virtually any lodging need they have **anywhere in the world**
- Leads to satisfied customers, including more than **112 million Hilton Honors loyalty members in 2020**
- Creates a network effect that drives a strong global **RevPAR premium of 15%**[(1)]
- These premiums **drive strong financial returns** for the company and our hotel owners
- **Satisfied owners continue to invest in growing Hilton's brands**, driving leading organic net unit growth with de minimis use of capital
- Focus on providing **employment and growth opportunities** for 365,000 Team Members around the world

We believe the reinforcing nature of these activities allows Hilton to outperform the competition



HLT Financial Performance
Leading Brands serving virtually any lodging need anywhere
Satisfied, Loyal Customers
Premium, Growing Market Share
Satisfied Owners
Leading Hotel Supply & Pipeline
Value Proposition

IR magazine

Best Crisis Management & Best in Sector: consumer discretionary in 2021

Great Place To Work. FORTUNE

#1 2021 Best Big Companies to Work For
#3 2021 Best Companies to Work For in the U.S.

DiversityInc

#1 Top 50 Companies for Diversity list in 2021

Member of Dow Jones Sustainability Indices
Powered by the S&P Global CSA

Global Industry Leader in 2020 and 2019
Included on Dow Jones Sustainability Indices ("DJSI") since 2016

1) Source: STR, Inc. (year ended 12/31/2020). "RevPAR" or "Revenue per Available Room" represents hotel room revenue divided by room nights available to guests for a given period.

RAPID AND EFFECTIVE RESPONSE TO COVID-19 IMPACT

As the COVID-19 pandemic created unprecedented challenges for our industry, Hilton responded quickly and proactively to prioritize the safety and security of our guests, Team Members and owners, support our communities, and stabilize our business

Protecting Our People

- Took steps to **ensure the safety and wellbeing of our Team Members**, by implementing our CleanStay health and safety protocols
- Created the **Hilton Workforce Resource Center & Alumni Network** to provide access to more than one million jobs
- Offered **no-cost learning opportunities** to furloughed Team Members through Hilton University
- Activated Hilton's **Team Member Assistance Fund** to support Team Members affected by the pandemic
- Remained focused on our **commitment to build an inclusive workplace** by supporting social justice partners and broadening training that reinforces the importance of diversity, equity and inclusion

Protecting Our Core Business

- To **secure our liquidity position**, we drew on our available credit facility at the outset of the pandemic and successfully executed a bond offering
- **At the hotel level**, we acted quickly to help owners make decisions, such as temporarily suspending hotel operations and deferring capital expenditure requirements
- **At the corporate level**, CEO chose to forgo his salary, reduced executive salaries, eliminated discretionary expenses, and suspended share buybacks and dividends
- Found alternative uses for our hotel properties, including partnering with American Express to **donate up to one million hotel rooms for frontline medical professionals**, and provided financial assistance to those affected by the pandemic

Driving Our Recovery

- Grew Hilton's development pipeline by **3% year-over-year to 397,000 rooms**
- Achieved **net unit growth ("NUG") of 5.1% year-over-year**, with conversions representing nearly **20%** of new rooms opened
- Organically reached our **one million room milestone** and welcomed **>400 new hotels in 2020**
- Provided a **contactless guest experience** through our Hilton Honors app
- Experienced a **9% year-over-year increase in Hilton Honors membership**, and ended the year with **>112 million members**
- Remained focused on our commitment to Environmental, Social, and Governance ("ESG") initiatives; named **global industry leader on the DJSI for the second year in a row**

FINANCIAL PERFORMANCE IN THE CONTEXT OF COVID-19

We entered 2020 with industry-leading market share, a strong balance sheet, and a consistent track record of strong bottom-line results with continued positive momentum

Track Record of TSR: 5-Year TSR for Hilton vs. Executive Compensation Peer Group Average[1]



HLT
Peer Group Average
0.5%
-4.7%
1-Year
41.5%
16.3%
3-Year
163.2%
59.8%
5-Year

Despite the significant impact of COVID-19, Hilton continued to create value for our stockholders

Over the past five years, **stockholders experienced a TSR of 163.2%**, translating to approximately **$20 billion in stockholder value creation**

We also have **consistently outperformed our peer group on a 1-, 3- and 5-year basis**

Adjusted EBITDA (US$M)



$1,484
$1,909
$2,101
$2,308
$842
2016(2)
2017
2018
2019
2020

Adjusted Diluted Earnings Per Share (US$)



$1.64
$2.47
$3.42
$3.90
$0.10
2016(2)(3)
2017(3)
2018
2019
2020

Total Capital Returns ($B) and Average % of Market Cap Returned[4]



Average % of Market Cap Returned
Capital Return ($B)
2%
0.3B
5%
1.1B
8%
1.9B
6%
1.7B
1%
0.3B
2016
2017
2018
2019
2020

Note: Please see the Appendix for a more comprehensive definition of the list of financial terms mentioned.

1) 1-year TSR measured from 12/31/19 to 12/31/20; 3-year TSR measured from 12/31/17 to 12/31/20; 5-year TSR measured from 12/31/15 to 12/31/20, assuming reinvestment of dividends. Our peer group is listed under "Executive Compensation Peer Group" in our 2021 Proxy Statement.

2) The spin-off transactions occurred in January 2017, therefore the revenue generated from the resulting third-party management, franchise and license agreements with the spun-off companies are not reflected in periods prior.

3) For illustrative and comparable purposes only. Amounts, including income tax expense on special items, have been adjusted to reflect the modified definition of diluted earnings per share, adjusted for special items, that was implemented during 2019 to exclude: (i) furniture, fixture and equipment ("FF&E") replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc. Additionally, 2016 has been adjusted from what was previously disclosed to include the effect of the revenue recognition standard adopted on January 1, 2018. Amounts previously disclosed for 2017 and 2016 were $1.98 and $1.16, respectively.

4) Total capital return includes share buybacks and dividends. Market capitalization reflects the average market capitalization in each respective year based on data from Bloomberg and company filings.

SUSTAINED PERFORMANCE OVER TIME

Our simplified fee-based business drives lower sensitivity to temporary market downturns and significant cash flow



($ per share)
Hilton Stock Price Performance through April 30, 2021(1)
April 29, 2021: HLT Stock Price at All Time High: $130.39
January 6, 2017: HLT Stock Price Upon Completing Spin-off of Park Hotels & Resorts and Hilton Grand Vacations: $57.47
Over 2x increase since March 18, 2020
130
120
110
100
90
80
70
60
50
40
30
2016
2017
2018
2019
2020
2021

2016 – 2020 MANAGEMENT & FRANCHISE FEES[2]



$1,756M
$2,272M
$1,135M
+9% CAGR
2016(3)
2019
2020

The spin-off of Park Hotels & Resorts and Hilton Grand Vacations enabled us to drive a more capital efficient and resilient business with tremendous growth potential around the world

Note: Please see the Appendix for a more comprehensive definition of the list of financial terms mentioned.
1) Stock price measured from 12/31/15 to 04/30/21 and sourced from Bloomberg.
2) Excludes the amortization of contract acquisition costs recorded as contra-revenue
3) The spin-off transactions occurred in January 2017, therefore the revenue generated from the resulting third-party management, franchise and license agreements with the spun-off companies are not reflected in periods prior.

OVERVIEW OF EXECUTIVE COMPENSATION PLAN

Our compensation program is designed to be long-term incentive oriented and closely aligned with our strategic priorities and shareholder value creation

2020 CEO Target Compensation



Base
6.5%
Annual
Incentive
9.0%
93.5%
At-Risk
LTI
84.5%

2020 Other NEO Target Compensation (average)



Base
19.0%
81.0%
At-Risk
Annual
Incentive
19.5%
LTI
61.5%

Pay Elements	Form		Performance Measures & Key Characteristics
Base Salary	Cash		• Provide a competitive fixed level of pay
Annual Cash Incentives Maximum Payout: 2x target	Cash	**Financial** *CEO: 50%* *Other NEOs: 40%*	• Annual Adjusted EBITDA
		Non-Financial *CEO: 50%* *Other NEOs: 60%*	• Specific goals for 2020 designed to focus our efforts on protecting our people, protecting our core business and driving our recovery, as described on page 33 of our proxy statement
Long-Term Incentives ("LTI")	Equity	**Performance Share Units: 50%** Maximum Payout: 2x target	• Performance measures • FCF per share (25%) • Adjusted EBITDA (25%) • NUG CAGR (25%) • RevPAR Index Growth (25%) • *See slide 8 for additional detail on the PSU modification*
		Stock Options: 25%	• Vest ratably over 3 years
		Restricted Stock Units: 25%	• Vest ratably over 2 years

Note: Please see the Appendix for a more comprehensive definition of the list of financial terms mentioned.

2020 NEO COMPENSATION DECISIONS

The rapid impact of the pandemic on our industry and business necessitated compensation program changes to align incentives with new operating realities

Base Salary	Pre-Pandemic *(March)*	• No increase to CEO salary • For other NEOs, the median base salary increase was 3% in March 2020
	In Response to Pandemic	• CEO chose to forgo his base salary for remainder of the year, beginning in April 2020 • The other NEOs' base salaries were reduced by 50% for four months
Annual Cash Incentives	Pre-Pandemic *(March)*	• In March 2020, the Compensation Committee approved an annual cash incentive program that was based on a combination of financial and strategic non-financial objectives, similar to prior years

	In Response to Pandemic	• In April 2020, due to the significant impact of the pandemic on our business, the Board re-evaluated the annual cash incentive program and determined that:
		  ▪ The financial performance objective would not change in any way from the objective established in March 2020
		  ▪ The non-financial objectives would be replaced with 2020 interim key strategic priorities designed to focus our efforts on protecting our people, protecting our core business and driving our recovery
		• The median annual cash incentive payout was 66% of target, which reflected a zero payout for the financial performance objective

LTI	Pre-Pandemic *(March)*	• In March 2020, the median LTI target increase was 5% after considering individual performance, external market data and internal pay equity. Awards were granted at target level
	In Response to Pandemic	• By September 2020, due to the significant impact of the pandemic on our business, the unvested PSUs were all projected to pay out at zero. Prior to the pandemic, the unvested 2018 and 2019 PSUs were projected to pay out at 200% and 138% of target, respectively • The projected zero payouts over three years impaired the awards' ability to retain key talent and align our management team with the actions needed to drive our recovery. Therefore, the Compensation Committee modified the PSUs as described on the next slide

SUMMARY OF PSU MODIFICATIONS

The Compensation Committee made adjustments to PSU awards to align LTI metrics with our path to recovery and reward pre-pandemic performance that enabled value creation in 2020

PERFORMANCE YEAR

PSU GRANT YEAR	2018	2019	2020	2021	2022	DESCRIPTION OF MODIFICATIONS
2018[1]	200%		0%			• Certified performance at **200%** for **two-thirds** of the performance period based on performance level achieved had the period ended 12/31/19 • Certified **0%** for **one-third** of the performance period based on the 2020 performance level • This resulted in a total payout of **133.33%**
2019[2]		138%	PAYOUT BASED ON FUTURE PERFORMANCE			• Certified performance at **138%** for **one-third** of the performance period based on performance level achieved had the period ended 12/31/19 • Established **modified PSU metrics** for the **remaining two-thirds** of the 2019 PSUs
2020[3]			PAYOUT BASED ON FUTURE PERFORMANCE			• Established **modified PSU metrics** for **100%** of 2020 PSUs

ORIGINAL PERFORMANCE METRICS

ORIGINAL PSU METRICS

- Adjusted EBITDA CAGR (50%)
- FCF per share CAGR (50%)

2018, 2019 and 2020 grants were projected to pay out at zero based on original performance metrics due to the impact of the pandemic

MODIFIED 2019 & 2020 PSU PERFORMANCE METRICS

Modified metrics are equally weighted and represent key measures of our business in our current environment

FCF per share
- ✓ Emphasizes company performance and value creation through disciplined capital allocation over the long-term

Adjusted EBITDA
- ✓ Evaluates financial conditions and operations results on a comparable period-over-period basis to inform operating decisions

RevPAR Index Growth
- ✓ Correlates to occupancy and average daily rate; indicates whether Hilton hotels outperformed other hotels

3-Year NUG CAGR
- ✓ Focuses on one of the Company's strategic objectives, continued expansion of its global footprint and fee-based business

Achievement measured by final year performance with goals set on December 22, 2020 (the "modification date") to capture multi-year performance

These modifications were broad based, applying to all eligible PSU awards at the company

1) 2018 PSUs: The performance for the 2018 PSUs was certified in December 2020. The PSUs vested upon the conclusion of the original vesting period that ended on December 31, 2020 and settled on March 3, 2021.
2) 2019 PSUs: The 2019 PSUs will vest in accordance with their original schedule on December 31, 2021 and settle in the first quarter of 2022, including the portion for which performance has been certified. For the portion of the awards subject to new performance goals, the PSUs will not settle until the Compensation Committee certifies the extent to which performance has been achieved.
3) 2020 PSUs: The 2020 PSUs will vest in accordance with their original schedule on December 31, 2022 and settle in the first quarter of 2023. The PSUs will not settle until the Compensation Committee certifies the extent to which performance has been achieved.

PSU MODIFICATIONS INFLATE SUMMARY COMPENSATION VALUE

Without the PSU modifications, our CEO's total pay for 2020 would be $20.1M, a 6% decrease from 2019. The additional values included for 2020 reflect the aggregate incremental fair value generated by the modification of previously granted awards and do not reflect new grants

2020 CEO Compensation – Summary of Changes



(in millions)
$35.8M Aggregate Incremental Fair Value for PSU Modifications
(Represents accounting adjustments and does not reflect new grants)
$20.2
$7.9
$21.4
$8.6
1
$20.1
$9.1
$7.9
$8.6
$9.1
2a
$25.7M Effectively Double Counts Original PSUs
$5.8
2b
$10.1M Net Increase for PSU Modifications
$3.4
$0.9
$55.9
$25.7M Original PSUs' Grant Date Fair Value
2a
2018 SCT
2019 SCT
2020 Total (Minus Mod)
2018 PSUs - Orig. Grant
2019 PSUs - Orig. Grant
2020 PSUs - Orig. Grant
2018 PSUs - Mod. Grant
2019 PSUs - Mod. Grant
2020 PSUs - Mod. Grant
2020 SCT

1 **2020 SCT would have been $20.1M (year-over-year decrease of 6%)** without required disclosure of $35.8M for PSU modification-related accounting adjustments

2a **$25.7M of 2020 SCT does not reflect new grants but rather a re-established earning opportunity for existing 2018, 2019 and 2020 grants** (i.e., 2020 SCT effectively double counts PSUs originally granted in 2018, 2019 and 2020 because the previously recorded compensation expense for the original PSUs was fully reversed in 2020)

2b **$10.1M of 2020 SCT reflects stock price growth and pre-pandemic performance since initial grant,** which drove 100% of the net increase

Note: SCT refers to the Summary Compensation Table as detailed in page 45 of Hilton's Proxy Statement

QUALIFIED AND DIVERSE BOARD OF DIRECTORS

Our Board of Directors reflect a highly experienced group of skilled leaders who provide valuable and effective oversight



Jonathan D. Gray
Chairman
- *President and COO, Blackstone Group*
- *Member of the Board of Directors, Blackstone*
- *Member of Blackstone Mgmt. Comm.*
- *Former Global Head of Real Estate, Blackstone*



Charlene T. Begley
Audit Committee Chair
Former SVP and CIO,
GE's Home & Business Solutions



Chris Carr
COO,
sweetgreen



Melanie L. Healey
Former Group President,
Procter & Gamble



Raymond E. Mabus Jr.
Former 75th Secretary,
United States Navy



Christopher J. Nassetta
President and CEO
- *Former President and CEO, Host Hotels*
- *Former EVP and COO, Host Hotels*
- *Co-founded Bailey Capital Corporation*
- *Former Chairman, World Travel & Tourism Council*
- *Director, CoStar Group*



Judith A. McHale
Compensation Committee Chair
President and CEO,
Cane Investments & Former President and CEO, **Discovery Communications**



John G. Schreiber
President,
Centaur Capital Partners & Co-Founder, **Blackstone Real Estate Advisors**



Elizabeth A. Smith
Nominating & ESG Committee Chair
Chair, **Atlanta Federal Reserve Board** & Former CEO and Exec. Chair, **Bloomin' Brands**



Douglas M. Steenland
Lead Independent Director
Former CEO,
Northwest Airlines

Board Diversity



56%
of our Directors are Women or Ethnically Diverse[1]



100%
of our Committee Chairs are Women

Our policies require that candidate pools for the board of directors and CEO include gender and ethnic diversity

1) Reflects the gender and ethnic diversity of our non-management directors; including the CEO, this figure is 50%.

WE REQUEST YOUR SUPPORT AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

The Board recommends that you vote FOR all proposals

FOR each of the nominees	**Election of All Director Nominees** Our Board of Directors believes that all of the director nominees have the requisite qualifications to provide effective oversight of the Company's business and management
FOR	**Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm** Our Audit Committee and Board of Directors believe that the retention of Ernst & Young as the Company's independent registered public accounting firm for 2021 is in the best interest of the Company and its stockholders
FOR	**Advisory Vote on Executive Compensation** Our Compensation Committee thoughtfully designed our 2020 compensation program and recommends the approval of the compensation paid to our NEOs ✓ Hilton has a strong track record of creating significant value for stockholders; our TSR is up 163.2% on a 5-year basis – translating to ~$20 billion in stockholder value creation ✓ We consistently outperformed our peer group on a 1-, 3- and 5-year basis ✓ PSU modifications align future earning opportunities with performance metrics that will be meaningful in assessing performance during our multi-year recovery while driving long-term value creation for stockholders ✓ Without the required disclosure of PSU modification-related accounting adjustments, 2020 SCT total pay for our CEO would have been $20.1M (decrease of 6% from 2019)

Appendix

Hilton

DEFINITIONS

Free Cash Flow ("FCF") per share is calculated as: (a) net cash provided by (used in) operating activities reported in accordance with GAAP, less (b) capital expenditures as disclosed by the Company in reports filed with or furnished to the SEC, plus (c) costs and expenses, including tax payments, relating to asset purchases and disposals, excluding the impact of (d) any loyalty program advanced point sales and (e) other non-recurring cash items; the result of which is divided by (f) the reported diluted weighted average number of shares outstanding for the last calendar year being measured.

Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share, adjusted for special items.

Earnings (loss) before interest expense, taxes and depreciation and amortization ("EBITDA") reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization.

Adjusted EBITDA is calculated as set forth in "Part II—Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Net Unit Growth ("NUG") represents the Company's management and franchise hotel portfolio room growth. **NUG compound annual growth rate ("CAGR")** is calculated using the total management and franchise hotel room count as of the end of the performance period compared to the count at the beginning of the performance period.

Revenue per Available Room ("RevPAR") is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. **RevPAR Index** is calculated as the weighted average of the Company's relative share of RevPAR compared to each hotel's competitive set, as calculated by STR, Inc. and related institutions, for the Company's comparable hotels as of the end of the period. **RevPAR Index Growth** is calculated as the RevPAR Index for the last year of the performance period less the RevPAR Index for the year preceding, using the Company's comparable hotels as of the end of the performance period.

NON-GAAP RECONCILIATIONS

	Year Ended December 31,				
	2020	2019	2018	2017	2016
Income (loss) from continuing operations, net of taxes	$ (720)	$ 886	$ 769	$ 1,089	$ (17)
Interest expense	429	414	371	351	334
Income tax expense (benefit)	(204)	358	309	(336)	557
Depreciation and amortization	331	346	325	336	353
EBITDA	(164)	2,004	1,774	1,440	1,227
Gain on sale of assets, net	-	(81)	-	-	(8)
Loss (gain) on foreign currency transactions	27	2	11	(3)	16
Loss on debt extinguishments	48	-	-	60	-
FF&E replacement reserves	57	59	50	55	55
Share-based compensation expense	97	154	127	121	81
Reorganization costs	41	-	-	-	-
Impairment losses	258	-	-	-	-
Amortization of contract acquisition costs	29	29	27	17	16
Net other expenses from managed and franchised properties	397	77	85	172	12
Other adjustments	52	64	27	47	85
Adjusted EBITDA	$ 842	$ 2,308	$ 2,101	$ 1,909	$ 1,484

NON-GAAP RECONCILIATIONS (CONT'D)

	Year Ended December 31, 2020	2019	2018	2017[1]	2016[1]	Illustrative Only: Year Ended December 31, 2017[2]	Illustrative Only: Year Ended December 31, 2016[2]
Income (loss) from continuing operations attributable to Hilton, net of taxes	$ (715)	$ 881	$ 764	$ 1,084	$ (18)	$ 1,084	$ (27)
Diluted EPS from continuing operations, as reported	$ (2.56)	$ 3.04	$ 2.50	$ 3.32	$ (0.05)	$ 3.32	$ (0.08)
Special items:							
Net other expenses from managed and franchised properties	397	77	85	172	N/A	172	12
Purchase accounting amortization	164	202	204	N/A	N/A	205	208
FF&E replacement reserves	57	59	50	N/A	N/A	55	55
Asset dispositions	-	(78)	4	12	15	12	15
Reorganization costs	41	-	-	-	-	-	-
Impairment losses	258	-	-	-	-	-	-
Financing transactions	48	11	10	65	18	65	18
Tax-related adjustments	-	-	21	(600)	360	(600)	360
Other adjustments	28	29	(10)	15	28	15	28
Total special items before taxes	993	300	364	(336)	421	(76)	696
Income tax expense on special items	(250)	(52)	(87)	(101)	(22)	(203)	(126)
Total special items after taxes	$ 743	$ 248	$ 277	$ (437)	$ 399	$ (279)	$ 570
Net income, adjusted for special items	$ 28	$ 1,129	$ 1,041	$ 647	$ 381	$ 805	$ 543
Diluted EPS, adjusted for special items	$ 0.10	$ 3.90	$ 3.42	$ 1.98	$ 1.16	$ 2.47	$ 1.64

1) Figures were disclosed prior to the change in definition of adjusted diluted earnings per share in 2019 and, further, the 2016 figures were disclosed prior to the adoption of the revenue recognition standard on January 1, 2018.
2) For illustrative and comparable purposes only. Amounts, including income tax expense on special items, have been adjusted to reflect the modified definition of diluted earnings per share, adjusted for special items, that was implemented during 2019 to exclude (i) FF&E replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc. Additionally, 2016 has been adjusted from what was previously disclosed to include the effect of the revenue recognition standard adopted on January 1, 2018.

DISCLAIMER

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the impact of the COVID-19 pandemic, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the impact of the COVID-19 pandemic, risks inherent to the hospitality industry, macroeconomic factors beyond our control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of our information technology systems, growth of reservation channels outside of our system, risks of doing business outside of the United States and our indebtedness, as well as those described under the section entitled "Risk Factors" in Hilton Worldwide Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission ("SEC"), which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

This presentation includes certain financial measures, including EBITDA and Adjusted EBITDA, that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures should be considered only as supplemental to, and not as a substitute for or superior to, financial measures prepared in accordance with GAAP. Please refer to the Appendix and footnotes of this presentation for a reconciliation of the historical non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP.

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